Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores Reports Holiday Results

HOUSTON, TX, January 6, 2017 - Stage Stores, Inc. (NYSE: SSI) today reported a holiday comparable sales decline of 7.3% for the nine week period ending December 31, 2016.

Michael Glazer, President and Chief Executive Officer, commented, “Holiday comparable sales were below our expectations and increased promotions significantly pressured gross margin. Traffic remained weak with ongoing pressure in oil impacted and border states. However, we saw sequential sales improvement in the balance of the chain as well as a low double digit increase in online sales compared to holiday 2015.”

“Based on our sales and margin outlook, we are revising our guidance and expect fourth quarter earnings per diluted share of $0.20 to $0.35 and a full year adjusted loss per diluted share of $0.70 to $0.85. As previously stated, we expect year-end inventory levels to come in well-below last year. As we enter 2017, we remain focused on generating positive free cash flow, reducing capital spend, and managing inventory levels.”

About Stage Stores
Stage Stores operates 817 specialty department stores in 38 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	2016 Guidance Range
	Low	High
Diluted loss per share (GAAP)	$(0.90)	$(0.75)
Consolidation of corporate headquarters, severance charges associated with workforce reduction and strategic store closures	0.05	0.05
Adjusted diluted loss per share (non-GAAP)	$(0.85)	$(0.70)